Exhibit 99.2

Calumet Specialty Products Partners, L.P.

The following tables reflect revised cost of sales, gross profit, gross profit per barrel, and operating expense values for the year ended December 31, 2020 and each quarter in such year, and for the year ended December 31, 2019, due to the change in accounting principle related to the classification of outbound shipping and handling costs from transportation within operating costs and expenses to cost of sales.

Cost of Sales	Previously Reported	Adjustment	Revised Cost of Sales
Period:
Q1 2020	$638.3	$30.8	$669.1
Q2 2020	$364.4	$24.8	$389.2
Q3 2020	$523.4	$28.1	$551.5
Q4 2020	$532.0	$27.3	$559.3
Year Ended Q4 2020	$2,058.1	$111.0	$2,169.1
Year Ended Q4 2019	$3,000.9	$122.9	$3,123.8

Gross Profit (Loss)	Previously Reported	Adjustment	Revised Gross Profit (Loss)
Period:
Q1 2020	$54.3	$(30.8)	$23.5
Q2 2020	$89.3	$(24.8)	$64.5
Q3 2020	$44.6	$(28.1)	$16.5
Q4 2020	$21.9	$(27.3)	$(5.4)
Year Ended Q4 2020	$210.1	$(111.0)	$99.1
Year Ended Q4 2019	$451.7	$(122.9)	$328.8

Gross Profit (Loss) Per Barrel	Previously Reported	Adjustment	Revised Gross Profit (Loss) Per Barrel
Period:
Q1 2020	$6.48	$(3.67)	$2.81
Q2 2020	$11.20	$(3.11)	$8.09
Q3 2020	$5.67	$(3.57)	$2.10
Q4 2020	$2.92	$(3.63)	$(0.71)
Year Ended Q4 2020	$6.62	$(3.50)	$3.12
Year Ended Q4 2019	$11.82	$(3.21)	$8.61

Operating costs and expenses	Previously Reported	Adjustment	Revised Operating costs and expenses
Period:
Q1 2020	$78.3	$(30.8)	$47.5
Q2 2020	$66.4	$(24.8)	$41.6
Q3 2020	$75.4	$(28.1)	$47.3
Q4 2020	$61.9	$(27.3)	$34.6
Year Ended Q4 2020	$282.0	$(111.0)	$171.0
Year Ended Q4 2019	$375.4	$(122.9)	$252.5